Exhibit 99.1

Mohawk Group Reports Second Quarter 2019 Results

Second Quarter Net Revenue Grew 108% to $30.4 Million

NEW YORK, August 1, 2019 – Mohawk Group Holdings, Inc. (NASDAQ: MWK) (“Mohawk”) today announced results for the second quarter ended June 30, 2019.

•	Net revenue grew 108.2% to $30.4 million, compared to $14.6 million in the second quarter of 2018 driven by direct sales growth of 123.2%

•	Gross margin increased to 38.7%, compared to 25.9% in the second quarter of 2018 and 37.4% in the first quarter of 2019

•	Net loss for the second quarter of 2019 was $(7.6) million compared to $(8.9) million in the second quarter of 2018 and $(8.4) million in first quarter of 2019

•	Adjusted EBITDA improved to $(3.7) million, compared to $(8.2) million in the second quarter of 2018 and $(5.6) million in the first quarter of 2019

•	Cash used in operating activities was $(4.4) million, compared to $(11.9) million in the first quarter of 2019

•	Total cash balance at June 30, 2019 was $39.5 million

Yaniv Sarig, Co-Founder and Chief Executive Officer, commented, “We are very pleased with our second quarter performance, which was highlighted by strong sales growth, significant margin improvement, and the launch of 7 new products. Our recent results demonstrate our belief that our tech enabled business model driven by data, automation and artificial intelligence is well positioned to disrupt the consumer products industry and to capitalize on the growing shift to digital commerce. As shoppers increase their reliance on data and peer sentiment to decide which product to buy, our proprietary software platform AIMEE continues to evolve to help us meet their needs by creating the best value products as defined by the customers themselves. Additionally, as online marketing becomes more competitive, our automated machine learning management of media buying is allowing us to grow our top-line at a faster pace than operating costs and drive significant leverage and enhanced profitability over time. In an environment where consumers have more information and can make better buying choices, we believe that Mohawk is positioned to gain market share in existing categories and new categories by infusing cutting edge technology through the value chain of CPG. ”

Mr. Sarig continued, “Having co-founded Mohawk in 2014, it was incredibly rewarding to reach another major milestone with the recent completion of our initial public offering. I’m very excited to begin the next chapter in the company’s history.”

Second Quarter 2019 Review

Second quarter 2019 net revenue increased 108.2% to $30.4 million, compared to $14.6 million in the second quarter of 2018. The increase was driven by direct sales growth of 123.2% from existing products as well as prior quarter product launches, partially offset by a decline in non-core wholesale sales related to occasional product liquidation.

Gross margin for the second quarter of 2019 was 38.7%, compared to 25.9% in the year ago period and 37.4% in the first quarter of 2019. The year-over-year improvement is primarily attributable to the growth in direct sales, which carry higher margins than wholesale sales and improved product unit economics. In addition to changes in channel mix, gross margins are impacted on a quarterly basis by product mix, particularly the number of products in the sustain or launch phase.

Sales and distribution expenses as a percentage of net revenue decreased to 38.9% from 56.0% in the same period last year and 52.0% in first quarter of 2019. The change was attributable to a higher percentage of sales fulfilled through our third-party logistics partners instead of through e-commerce platform service providers while fixed costs remained essentially flat due to the Company’s AIMEE automation.

Research and development expenses increased to $1.9 million from $0.9 million in the year ago period due to an increase in the number of developers to support growth and $0.4 million in higher stock-based compensation expense. General and administrative expenses increased to $4.4 million compared to $3.1 million in the year ago period due primarily to a $1.5 million increase in stock-based compensation expense.

Net loss for the second quarter of 2019 was $(7.6) million compared to $(8.9) million in the second quarter of 2018 and $(8.4) million in the first quarter of 2019.

Adjusted EBITDA for the second quarter of 2019 was $(3.7) million compared to $(8.2) million in the second quarter of 2018 and $(5.6) million in the first quarter of 2019.

Balance Sheet and Cash Flow

As of June 30, 2019, the Company had cash and cash equivalents of $39.5 million, compared with $20.0 million at December 31, 2018, and $13.0 million as of March 31, 2019. The Company reduced its cash used from working capital in the first quarter of 2019 of $(5.4) million to cash provided from working capital to slightly above $0.0 in the second quarter of 2019, while increasing net revenue by approximately 70% to $30.4 million in the second quarter of 2019 from $17.9 million in the first quarter of 2019. Our improved cash provided by working capital is a result of improved inventory turns. Further, the Company reduced net borrowings on its asset-based lending facility by $1.6 million during the second quarter of 2019.

Cash used in operating activities was $(4.4) million, compared to $(11.9) million in the first quarter of 2019. Overall, the cash burn improved for the quarter to $(4.3) million compared to $(7.1) million in first quarter 2019.

Initial Public Offering

On June 14, 2019, Mohawk successfully completed its initial public offering, selling 3,600,000 shares of common stock at $10.00 per share. The Company received approximately $29.6 million in net proceeds after deducting legal, underwriting and other initial public offering related expenses.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures and Reconciliations” section below.

Webcast and Conference Call Information

Mohawk will host a live conference call to discuss financial results today, August 1, 2019, at 5:00 p.m. Eastern Time. Investors and analysts interested in participating in the call are invited to dial (877) 295-1077 (domestic) or (470) 495-9485 (international) at 5:00 p.m. ET and provide the Conference ID: 4696744. The conference call will also be available to interested parties through a live webcast at https://ir.mohawkgp.com/investor-relations. Please visit the website at least 15 minutes prior to the start of the call to register and download any necessary software.

About Mohawk Group Holdings, Inc.

Mohawk Group Holdings, Inc. and subsidiaries (“Mohawk”) is a rapidly growing technology-enabled consumer products company that uses machine learning, natural language processing, and data analytics to design, develop, market and sell products. Mohawk predominately operates through online retail channels such as Amazon, eBay, and Walmart. Mohawk has incubated and grouped four owned and operated brands: hOmelabs, Vremi, Xtava and RIF6. Mohawk sells products in multiple categories, including home and kitchen appliances, kitchenware, environmental appliances (i.e., dehumidifiers and air conditioners), beauty related products and, to a lesser extent, consumer electronics. Mohawk was founded on the premise that if a company selling consumer packaged goods was founded today, it would apply artificial intelligence and machine learning, the synthesis of massive quantities of data and the use of social proof to validate high caliber product offerings as opposed to over-reliance on brand value and other traditional marketing tactics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our technology platform and its ability to disrupt the consumer products industry; the shift to digital commerce and growth thereof, our fulfillment capabilities, our ability to gain share in existing categories; our ability to penetrate new categories; our top-line growth as compared to operating costs; and our ability to enhance profitability over time. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our cash flows and revenue growth rate; our supply chain, sourcing, manufacturing and warehousing; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety concerns, reliance on third party online marketplaces, seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission

(“SEC”), including in our final prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 13, 2019, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contact:

Stacey Sullivan, ICR

stacey.sullivan@icrinc.com

203-682-8200

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
NET REVENUE	$14,588	$30,368	$28,904	$48,213
COST OF GOODS SOLD (1)	10,808	18,608	21,658	29,783

GROSS PROFIT	3,780	11,760	7,246	18,430

OPERATING EXPENSES:
Sales and distribution (1)	8,163	11,828	16,956	21,101
Research and development (1)	897	1,860	2,019	3,023
General and administrative (1)	3,130	4,414	5,336	7,780

TOTAL OPERATING EXPENSES:	12,190	18,102	24,311	31,904

OPERATING LOSS	(8,410)	(6,342)	(17,065)	(13,474)
INTEREST EXPENSE—net	506	1,281	1,063	2,494
OTHER EXPENSE (INCOME)—net	16	(13)	(25)	31

LOSS BEFORE INCOME TAXES	(8,932)	(7,610)	(18,103)	(15,999)
PROVISION FOR INCOME TAXES	3	15	3	15

NET LOSS	$(8,935)	$(7,625)	$(18,106)	$(16,014)

Net loss per share, basic and diluted	$(0.90)	$(0.62)	$(1.95)	$(1.35)

Weighted-average number of shares outstanding, basic and diluted	9,963,851	12,206,747	9,273,735	11,872,326

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
Cost of goods sold	$—	$—	$—	$—
Sales and distribution expenses	2	528	6	916
Research and development expenses	7	390	13	550
General and administrative expenses	168	1,701	322	2,653

Total stock-based compensation expense	$177	$2,619	$341	$4,119

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)

	December 31, 2018	June 30, 2019
ASSETS
CURRENT ASSETS:
Cash	$20,029	$39,527
Accounts receivable—net	1,403	4,355
Inventory	30,552	31,369
Prepaid and other current assets	5,418	5,751

Total current assets	57,402	81,002
PROPERTY AND EQUIPMENT—net	268	159
OTHER NON-CURRENT ASSETS	337	135

TOTAL ASSETS	$58,007	$81,296

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Credit facility	$14,451	$18,707
Accounts payable	15,404	13,754
Accrued and other current liabilities	9,708	12,497

Total current liabilities	39,563	44,958
OTHER LIABILITIES	26	12
TERM LOANS	13,049	13,211

Total liabilities	52,638	58,181
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share—500,000,000 shares authorized and 11,534,190 shares outstanding at December 31, 2018; 500,000,000 shares authorized and 17,625,241 shares outstanding at June 30, 2019	1	2
Additional paid-in capital	76,348	110,094
Accumulated deficit	(71,020)	(87,034)
Accumulated other comprehensive income	40	53

Total stockholders’ equity	5,369	23,115

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,007	$81,296

MOHAWK GROUP HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2018	2019
OPERATING ACTIVITIES:
Net loss	$(18,106)	$(16,014)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	128	95
Provision for sales returns	5	209
Amortization of deferred financing costs and debt discounts	217	609
Stock-based compensation	341	4,119
Other	81	66
Changes in assets and liabilities:
Accounts receivable	(879)	(2,972)
Inventory	2,076	(817)
Prepaid and other current assets	(1,374)	(1,320)
Accounts payable, accrued and other liabilities	(257)	(264)

Cash used in operating activities	(17,768)	(16,289)
INVESTING ACTIVITIES:
Purchase of fixed assets	(25)	(24)
Proceeds on sale of fixed assets	35	3

Cash provided by (used in) investing activities	10	(21)
FINANCING ACTIVITIES:
Proceeds from exercise of stock options	18	—
Proceeds from issuance of Series C preferred stock	23,969	—
Proceeds from Initial Public Offering	—	36,000
Issuance costs of Series C preferred stock	(2,980)	—
Issuance costs from Initial Public offering	—	(5,098)
Borrowings from Mid Cap credit facility	14,065	39,131
Repayments from Mid Cap credit facility	(12,816)	(35,229)
Repayments from Mid Cap term loan	(672)	—
Debt issuance costs from Mid Cap credit facility	(205)	(581)
Debt issuance costs from Horizon term loan	—	(901)
Deferred offering costs	—	—
Insurance financing proceeds	—	3,026
Insurance obligation payments	—	(756)
Capital lease obligation payments	(25)	(28)

Cash provided by financing activities	21,354	35,564
EFFECT OF EXCHANGE RATE ON CASH	2	1

NET CHANGE IN CASH AND RESTRICTED CASH FOR PERIOD	3,598	19,255
CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	5,797	20,708

CASH AND RESTRICTED CASH AT END OF PERIOD	$9,395	$39,963

	Three Months Ended March 31,	Three Months Ended June 30,
	2019	2019
NET REVENUE	$17,846	$30,368
COST OF GOODS SOLD (1)	11,175	18,608

GROSS PROFIT	6,671	11,760

OPERATING EXPENSES:
Sales and distribution (1)	9,274	11,828
Research and development (1)	1,163	1,860
General and administrative (1)	3,366	4,414

TOTAL OPERATING EXPENSES:	13,803	18,102

OPERATING LOSS	(7,132)	(6,342)
INTEREST EXPENSE—net	1,212	1,281
OTHER EXPENSE (INCOME)—net	45	(13)

LOSS BEFORE INCOME TAXES	(8,389)	(7,610)
PROVISION FOR INCOME TAXES	—	15

NET LOSS	$(8,389)	$(7,625)

Net loss per share, basic and diluted	$(0.73)	$(0.62)

Weighted-average number of shares outstanding, basic and diluted	11,534,190	12,206,747

(1)	Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,	Three Months Ended June 30,
	2019	2019
	(in thousands)
Cost of goods sold	$—	$—
Sales and distribution expenses	161	528
Research and development expenses	388	390
General and administrative expenses	951	1,701

Total stock-based compensation expense	$1,500	$2,619

Non-GAAP Financial Measures and Reconciliations

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with U.S. GAAP. The non-GAAP financial measures presented exclude the items described below. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results. Furthermore, management also believes that these items are not indicative of the Company’s on-going core operating performance. These non-GAAP financial measures have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP.

Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

The Company has presented the following non-GAAP measures to assist investors in understanding the Company’s core net operating results on an on-going basis: (i) Adjusted EBITDA and (ii) cash burn. These non-GAAP financial measures may also assist investors in making comparisons of the Company’s core operating results with those of other companies.

As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and income tax expense. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation and other expense, net. EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to net loss, as determined under GAAP.

We present EBITDA and Adjusted EBITDA because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provides useful supplemental information for investors. We use EBITDA and Adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.

We believe EBITDA and Adjusted EBITDA are useful to investors in assessing the operating performance of our business without the effect of non-cash items. EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net loss, income from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA nor Adjusted EBITDA should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our EBITDA and Adjusted EBITDA may not be comparable to similar titled measures in other organizations because other organizations may not calculate Adjusted EBITDA in the same manner as we do. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from that term or by unusual or non-recurring items.

We recognize that both EBITDA and Adjusted EBITDA have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

•	our capital expenditures or future requirements for capital expenditures;

•	the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

•

depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor does EBITDA or Adjusted EBITDA reflect any cash requirements for such replacements; and

•	changes in cash requirements for our working capital needs.

Additionally, Adjusted EBITDA excludes non-cash stock-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package.

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2019	2018	2019
	(in thousands)		(in thousands)
Net loss	$(8,935)	$(7,625)	$(18,106)	$(16,014)
Add (deduct)
Provision for income taxes	3	15	3	15
Interest expense, net	506	1,281	1,063	2,494
Depreciation and amortization	61	40	128	95

EBITDA	(8,365)	(6,289)	(16,912)	(13,410)

Other expense, net	16	(13)	(25)	31
Stock-based compensation	177	2,619	341	4,119

Adjusted EBITDA	$(8,172)	$(3,683)	$(16,596)	$(9,260)

	Three Months Ended March 31,	Three Months Ended June 30,
	2019	2019
	(in thousands)
Net loss	$(8,389)	$(7,625)
Add (deduct)
Provision for income taxes	—	15
Interest expense, net	1,212	1,281
Depreciation and amortization	55	40

EBITDA	(7,122)	(6,289)

Other expense, net	45	(13)
Stock-based compensation	1,500	2,619

Adjusted EBITDA	$(5,577)	$(3,683)

Quarterly Condensed Statement of Cash Flows Information

The following table provides summarized quarterly information from our condensed statement of cash flows for 2019:

	Three Months Ended March 31,	Three Months Ended June 30,
	2019	2019
	(in thousands)
Operating activities:
Net loss	$(8,389)	$(7,625)
Total adjustments to reconcile net loss to net cash used in operating activities	1,879	3,219
Cash (used in) provided by working capital (changes in assets and liabilities)	(5,414)	41

Cash used in operating activities	(11,924)	(4,365)
Cash used in investing activities	(10)	(11)
Financing activities:
Proceeds from initial public offering, less issuance costs	—	30,902
Net proceeds from (payments to) MidCap Credit Facility, including debt issuance costs	5,520	(1,617)
All other financing activities	(892)	1,652

Cash provided by (used in) financing activities	4,628	30,937

Effect of exchange rate on cash	1	—

Net change in cash and restricted cash for period	$(7,305)	$26,561

As used herein, cash burn represents the change of the net change in cash balance at each of the balance sheet period adjusted for certain one-time items like the initial public offering and excluding changes in restricted cash. The following table provides a reconciliation of cash burn to the net change in cash and restricted cash for period, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended March 31,	Three Months Ended June 30,
	2019	2019
	(in thousands)
Net change in cash and restricted cash for period	$(7,305)	$26,561

Less:
Proceeds from initial public offering, less issuance costs	—	(30,902)
Changes in restricted cash	250	—

Cash burn	$(7,055)	$(4,341)